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                                                                    Exhibit 99.1

[SIPEX LOGO]

                                                FOR FURTHER INFORMATION CONTACT:
                                                           Ray Wallin
                                                           Sr. VP, Finance & CFO
                                                           408-934-7500
NEWS RELEASE

SIPEX REPORTS SECOND QUARTER 2004 RESULTS

GROSS MARGIN CONTINUES TO IMPROVE AS NET SALES DECLINE SEQUENTIALLY

(MILPITAS, CA - AUGUST 5, 2004) - Sipex Corporation (NASDAQ:SIPX), a leading provider of high performance analog integrated circuits (ICs), today announced results for the second quarter of 2004 ended July 3, 2004. Sipex reported net sales of $15.7 million, a decrease of 13.0% compared to net sales of $18.1 million for the previous quarter and an increase of 5.7% compared to net sales of $14.9 million reported for the same period last year. Diluted (loss) per share was $(0.11) compared to the $(0.12) per share loss reported in the previous quarter and the $(0.20) per share loss reported for the same period last year.

Gross margin for the second quarter of 2004 was 26% compared to 25% for the previous quarter and 9% for the same period last year. The gross margin in the second quarter of 2004 was constrained primarily by lower shipments of optical storage products, as previously reported, and increased inventory write-downs driven somewhat by lower sales.

Walid Maghribi, president and chief executive officer of Sipex commented, "While on the surface the second quarter appears to be a disappointment, in addition to the shortfall in the shipment of optical storage products due to production constraints as previously reported, the shortfall in sales resulted from our deliberate actions to stem the decline of prices in Asia. We are pleased to see our ASP's now moving to the highest level in the past two years.

"While gross margin improved this quarter, it is still well below our expectation. The lack of significant improvement in gross margin is attributed to the delayed ramp up in shipments of our optical storage products due to production constraints, as previously reported. We anticipate achieving a greater balance of supply and demand in the third quarter.

Maghribi continued, "We are excited about the acceptance of our optical storage products and the prospects for this business in the coming quarters. We are going through a significant ramp to supply units during this quarter to a pick-up head manufacturer in Japan for a 16X drive. In addition, we have entered into two developmental contracts for customers in Europe and Japan to develop components for the Blu-Ray and HDDVD pick-up heads that could extend our leadership past the 16X drive.

"We enter the third quarter with the highest shippable backlog we have seen in the past two years, driven mostly by strong backlog for optical storage products. Therefore, as compared to previous quarters, a much lower level of turns business is required for us to achieve anticipated net sales in the range of $18.5 million to $19 million in the third quarter of 2004."

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of

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1995. These forward-looking statements include the following matters: balance of supply and demand for the Company's products; anticipated growth in revenue levels and gross margin; relationships with customers and prospective customers; prospects for the Company's products, including future revenue; expectations as to the benefits of the Company's developmental contracts and extension of leadership; expected revenue for the third quarter of 2004 and other matters. Statements in this press release that are not historical facts are identified as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements are estimates reflecting the best judgment of the senior management of Sipex. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements, including overall economic conditions in the U.S.
and abroad, demand for electronic products and semiconductors in general, demand for the end-user products for which the Company's semiconductors are suited, the Company's relationships with customers in Europe and Japan, as well as other customers, the Company's ability to move new product designs into production and to successfully market and sell new products and the ability of the Company to manage expenses, production and shipment levels and improve gross margins. Forward-looking statements should, therefore, be considered in light of various important factors, including those risk factors set forth in reports that we file periodically with the Securities and Exchange Commission, including without limitation, our annual report on Form 10-K for the year ended December 31, 2003 and our quarterly report on Form 10-Q for the period ended April 3, 2004.


When we use the words, "anticipate," "estimate," "project," "intend," "expect," "plan," "guidance," "believe," "should," "would," "likely" and similar expressions, we are making forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events. All subsequent forward-looking statements attributable to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements we make herein and in our periodic filings with the Securities and Exchange Commission.


ABOUT SIPEX


Sipex Corporation is a semiconductor company that designs, manufactures and markets high performance, value-added analog integrated circuits (IC). Sipex serves the broad analog signal processing market with interface, power management and optical storage ICs for use in automotive, portable products, computing, communications, and networking infrastructure markets. The company is headquartered in Milpitas, CA with additional offices in Belgium, Canada, China, Germany, Japan, Taiwan and the UK. Sipex sells products direct and through its distribution channels. For more information about Sipex, visit www.sipex.com.


FOR FURTHER INFORMATION, CONTACT RAY WALLIN, Sr. VP, Finance & CFO AT SIPEX CORPORATION, 233 SOUTH HILLVIEW DRIVE, MILPITAS, CA 95035, TELEPHONE (408-934-7500).

                                SIPEX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                    JULY 3, 2004       DECEMBER 31, 2003
                                                                    ------------       -----------------
                                 ASSETS
                                 ------

Current assets:
     Cash and cash equivalents                                        $ 12,056            $ 18,185
     Restricted cash                                                       525                  --
     Short-term investment securities                                    2,993               2,994
     Accounts receivable, net                                            6,783               8,793
     Accounts receivable, net, related party                             1,469               2,054
     Inventories                                                        18,712              15,956
     Other current assets                                                1,393               1,434
                                                                      --------            --------
                Total current assets                                    43,931              49,416
Property, plant and equipment, net                                      49,132              51,778
Long-term portion of restricted cash                                     1,312                  --
Other assets                                                               244                 410
                                                                      --------            --------
                Total assets                                          $ 94,619            $101,604
                                                                      ========            ========

                  LIABILITIES AND STOCKHOLDERS' EQUITY
                  ------------------------------------

Current liabilities:
     Accounts payable                                                 $ 11,175            $ 11,340
     Accrued expenses                                                    4,044               4,087
     Short-term portion of restructuring costs                             409                 422
     Deferred income, related party                                      5,260               4,636
                                                                      --------            --------
                Total current liabilities                               20,888              20,485
Long-term portion of restructuring costs                                   384                 535
Long-term debt, related party                                               --              21,323
                                                                      --------            --------
                Total liabilities                                       21,272              42,343
Stockholders' equity                                                    73,347              59,261
                                                                      --------            --------
                Total liabilities and stockholders' equity            $ 94,619            $101,604
                                                                      ========            ========

                                SIPEX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                         FOR THE THREE MONTHS ENDED               FOR THE SIX MONTHS ENDED
                                                 -----------------=--------------------------    ----------------------------
                                                 JULY 3, 2004   APRIL 3, 2004   JUNE 28, 2003    JULY 3, 2004   JUNE 28, 2003
                                                 ------------   -------------   -------------    ------------   -------------
Net sales                                          $  7,847        $ 10,527        $ 10,235        $ 18,374        $ 20,811
Net sales, related party                              7,889           7,570           4,656          15,459           9,197
                                                   --------        --------        --------        --------        --------
             Total net sales                         15,736          18,097          14,891          33,833          30,008
Cost of sales                                        11,613          13,549          13,511          25,162          28,810
                                                   --------        --------        --------        --------        --------
      Gross profit                                    4,123           4,548           1,380           8,671           1,198
                                                   --------        --------        --------        --------        --------

Operating Expenses:
      Research and development                        4,039           3,560           3,427           7,599           6,360
      Marketing and selling                           2,178           1,975           1,444           4,153           3,368
      General and administrative                      1,711           2,728           2,139           4,439           4,064
      Restructuring                                      59              --            (294)             59            (300)
                                                   --------        --------        --------        --------        --------
             Total operating expenses                 7,987           8,263           6,716          16,250          13,492
Loss from operations                                 (3,864)         (3,715)         (5,336)         (7,579)        (12,294)
Other income (expense), net                              79               5            (233)             84            (316)
                                                   --------        --------        --------        --------        --------
Loss before income taxes                             (3,785)         (3,710)         (5,569)         (7,495)        (12,610)
Income tax expense (benefit)                           (100)             31              83             (69)            264
                                                   --------        --------        --------        --------        --------
Net loss                                           $ (3,685)       $ (3,741)       $ (5,652)       $ (7,426)       $(12,874)
                                                   ========        ========        ========        ========        ========

Net loss per common share -- basic and diluted     $  (0.11)       $  (0.12)       $  (0.20)       $  (0.23)       $  (0.46)

Weighted average common shares
   outstanding -- basic and diluted                  33,089          30,649          28,055          31,849          28,043